Exhibit 1

EXHIBIT A

JOINT FILING AND SOLICITATION AGREEMENT

The undersigned parties (the “Reporting Persons”) have entered into this Joint Filing and Settlement Agreement (this “Agreement”) as of January 18, 2012.

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Reporting Persons, as of November 29, 2011, may be deemed to constitute a “group” within the meaning of Rule 13d-5 and/or Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Act”) and have jointly filed a Schedule 13D with the Securities and Exchange Commission (“SEC”) on December 6, 2011 (the “Schedule 13D”);

WHEREAS, the Reporting Persons wish to (i) solicit written consents to call a special meeting of shareholders of the Company for the purpose of removing the Company’s current board of director members and electing nominees of the Reporting Persons (the “Special Meeting”), (ii) soliciting proxies to elect Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters or any other person designated by the Reporting Persons, as directors of the Company, (iii) taking such other actions as the Reporting Persons deem advisable and (iv) taking all other action necessary or advisable to achieve the foregoing (collectively, the “Purposes”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the Reporting Persons agree as follows:

1. Each of the Reporting Persons agrees to form a group with respect to the Purposes (the “Group”).

2. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Reporting Persons agree to the joint filing on behalf of each of them of statements on an Amendment No. 1 to Schedule 13D (“Amendment No. 1”), and any amendments thereto, with respect to the securities of the Company. Each Reporting Person shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other Reporting Persons.

3. Each of the Reporting Persons shall indemnify and hold harmless each of the other Reporting Persons (each, an “Indemnitee”) from any and all liabilities, losses, claims, damages, suits, actions, judgments and reasonable costs and expenses actually incurred (including reasonable and documented attorneys’ fees and expenses) by such Indemnitee (collectively, “Losses”) in connection with the investigation, preparation or defense of any litigation (commenced or threatened), any civil, criminal, administrative or arbitration action, or any claim whatsoever, in each case whether instituted by the Company or any other party, and any and all amounts paid in settlement or judgment by such Indemnitee or on his/its behalf of any such claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by such Indemnitee, directly or indirectly, based upon, arising out of or relating to (i) the failure of such Reporting Person’s disclosure in any SEC filing, press release, stockholder communication or otherwise to be accurate or complete, (ii) any action taken by such Reporting Person without the consent of the Group, or (iii) arising out of such Reporting Person’s bad faith or willful misconduct.

4. So long as this agreement is in effect, each of the Reporting Persons shall provide prior written notice to Crowell & Moring LLP, counsel for Meson Capital Partners, of any proposed purchases, sales or other transactions of securities of the Company and prompt written notice following the receipt of any securities of the Company over which they acquire or dispose of beneficial ownership.

5. Each of the Reporting Persons shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay promptly on demand all such pre-approved expenses on a pro rata basis among the Reporting Persons based on the number of shares of common stock of the Company in the aggregate beneficially owned by each of the Reporting Persons on the date hereof.

6. Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any Reporting Person in connection with the Group’s activities set forth in Section 3 shall be first approved by each Reporting Person, whose approval shall not be unreasonably withheld.

7. The relationship of the parties hereto shall be limited to carrying on the Purposes and other business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

8. This Agreement shall terminate upon the earlier of: (i) each Reporting Person exercising his/its right to terminate its obligations under this Agreement pursuant to Section 11 of this Agreement; (ii) the failure to obtain a sufficient number of written consents to call a special meeting of shareholders of the Company on or before the date that is six months following the date of this Agreement; (iii) the conclusion of the Special Meeting; or (iv) the conclusion of the Company’s annual meeting of stockholders if such meeting relates to the Purposes. Upon the termination of this Agreement, each Reporting Person shall remain responsible to the other Reporting Persons for any and all obligations and liabilities of such Reporting Person under this Agreement associated with or arising out of such Reporting Person’s membership in the Group or activities that occurred prior to the termination of this Agreement.

9. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10. This Agreement shall be interpreted, construed and governed by and in accordance with the law of the State of New York applicable to contracts executed in and performed entirely in that state. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal Courts in the Northern District of Texas, Fort Worth and of the State Courts in Fort Worth, Texas.

11. Any Reporting Person hereto may terminate his/its participation under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to counsel for Meson Capital Partners, Murray Indick, Crowell & Moring LLP, Fax No. 415.986.2827. Upon the termination of any Reporting Person’s participation under this Agreement pursuant to this Paragraph 11, such Reporting Person shall remain responsible to the other Reporting Persons for any and all obligations and liabilities of such Reporting Person under this Agreement associated with or arising out of such Reporting Person’s membership in the Group or activities that occurred prior to the termination of his/its obligations under this Agreement.

12. Each party acknowledges that Crowell & Moring shall act as counsel for both the Group and Meson Capital Partners and its affiliates relating to their investment in the Company.

13. This Agreement may not be changed, altered and/or modified except in writing signed by each of the Reporting Persons.

14. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By: Global Undervalued Securities Fund, L.P., its general partner

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	President

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	President

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

By: Kleinheinz Capital Partners, Inc., its investment manager

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	President

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	Director

KLEINHEINZ CAPITAL PARTNERS, INC.

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	President

KLEINHEINZ CAPITAL PARTNERS LDC

By:	/s/ John B. Kleinheinz
Name:	John B. Kleinheinz
Title:	Managing Director

JOHN B. KLEINHEINZ, INDIVIDUALLY

/s/ John B. Kleinheinz
John B. Kleinheinz

BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

CHARLES M. GILLMAN, INDIVIDUALLY

/s/ Charles M. Gillman
Charles M. Gillman

STEPHEN J. HEYMAN, INDIVIDUALLY

/s/ Stephen J. Heyman
Stephen J. Heyman

JAMES F. ADELSON, INDIVIDUALLY

/s/ James F. Adelson
James F. Adelson

MESON CAPITAL PARTNERS LP

By:	Meson Capital Partners LLC its General Partner

By:	/s/ Ryan J. Morris
Name: Ryan J. Morris
Title:	Manager

MESON CAPITAL PARTNERS LLC

By: /s/ Ryan J. Morris

Name:	Ryan J. Morris
Title:	Managing Partner

RYAN J. MORRIS, INDIVIDUALLY

/s/ Ryan J. Morris
Ryan J. Morris